                                                                    Exhibit 99.1

                          GIBRALTAR STEEL CORPORATION
                             Financial Highlights
                     (in thousands, except per share data)

                                                    Three Months Ended
                                            December 31, 2001  December 31, 2000
                                            -----------------  -----------------
Net Sales                                      $  140,444        $  150,057
Net Income                                     $    1,535        $    3,248
Net Income Per Share-Basic                     $      .12        $      .26
Weighted Average Shares Outstanding-Basic          12,600            12,570
Net Income Per Share-Diluted                   $      .12        $      .26
Weighted Average Shares Outstanding-Diluted        12,788            12,641

                                                    Twelve Months Ended
                                            December 31, 2001  December 31, 2000
                                            -----------------  -----------------
Net Sales                                      $  616,028        $  677,540
Net Income                                     $   12,533        $   24,365
Net Income Per Share-Basic                     $     1.00        $     1.94
Weighted Average Shares Outstanding-Basic          12,591            12,577
Net Income Per Share-Diluted                   $      .98        $     1.92
Weighted Average Shares Outstanding-Diluted        12,773            12,685